SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):  January 25, 1996


                           THOMAS EDISON INNS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                   Michigan
                         (State or Other Jurisdiction
                               of Incorporation)

        0-17442                                    38-2730460
(Commission File Number)                          (IRS Employer
                                              Identification Number)

                 40 Pearl Street, N.W., Suite 900
                 Grand Rapids, Michigan   49503
       (Address of Principal Executive Offices)   (Zip Code)

Registrant's Telephone Number, Including Area Code: (616) 776-2600

    (Former Name or Former Address, if Changed Since Last Report):
                 500 North Riverside
                 St. Clair, Michigan 48079

Item 5.  Other Events.

Background

         As previously reported on its current report on Form 8-K dated October 3, 1995, on September 19, 1995, Thomas Edison Inns, Inc. (the "Issuer"), Meritage Hospitality Group Incorporated ("Meritage"), Donald W. Reynolds and Innkeepers Management Company ("Innkeepers") entered into a Stock Purchase and Sale Agreement (the "Stock Purchase Agreement").
Pursuant to the Stock Purchase Agreement, the Issuer issued to Meritage 1,500,000 authorized and previously unissued shares of the Issuer's common stock in exchange for Meritage's Secured Promissory Note in the amount of $10.5 million (the "Note"). Meritage and its affiliates currently own 51.4% (1,553,100 shares) of the Issuer's 3,020,150 currently issued and outstanding shares. Prior to September 19, 1995, Mr. Reynolds, then the Chairman and President of the Issuer, and his affiliates owned 57.2% (870,248 shares) of the Issuer's then issued and outstanding 1,520,150 shares of common stock, and, based upon information supplied to the Issuer by Mr. Reynolds, they no longer own any shares in the Issuer.

         The Stock Purchase Agreement called for a series of transactions between the Issuer, Meritage, Reynolds and Innkeepers to be consummated upon
(i) the approval of the holders of a majority of the shares held by parties other than Meritage, Reynolds or Innkeepers (the "Unaligned Shareholders") and (ii) the receipt of an opinion from Roney & Co. ("Roney"), the Company's financial advisor, that the Stock Purchase Agreement was fair from a financial point of view to the Issuer and its shareholders. Under the Stock Purchase Agreement, the Issuer agreed to submit the Stock Purchase Agreement to a vote of the Unaligned Shareholders at a meeting to be held within 120 days (no later than January 17, 1996) of the execution of the Stock Purchase Agreement. The shareholders meeting was originally scheduled for November 30, 1995.

         Pursuant to its obligations under the Stock Purchase Agreement, on November 17, 1995, Meritage reported to the Issuer that Meritage had accepted a commitment from American Financial Group, Inc., to provide $15 million in new mortgage financing to the Issuer (the "AFG Commitment"). The AFG Commitment was conditioned on the closing of the Stock Purchase Agreement and would expire on February 15, 1996.

         On November 22, 1995, Mr. Reynolds informed the Issuer that he, his family and Innkeepers had sold their 870,248 shares of the Issuer's common stock to TEI Acquisitions, Inc. ("TAI").

         The shareholders meeting at which the Stock Purchase Agreement was to be put to a vote of the Unaligned Shareholders was not held as originally scheduled on November 30, 1995.

         On December 12, 1995, TAI filed suit in the Circuit Court for the County of St. Clair, State of Michigan (Case No. 95-00-33-88-CZ, Deegan, J.) against the Issuer, Meritage and four members of the Issuer's Board of
Directors: Rebecca L. Awtrey, William F. Ehinger, Joseph P. Michael and Raymond A. Weigel III (the "TAI Suit"). TAI alleged that the Board had breached its fiduciary duties in entering into the Stock Purchase Agreement and sought a preliminary and permanent injunction enjoining the Issuer from
(i) carrying out the terms of the Stock Purchase Agreement, (ii) granting voting rights to the stock issued to Meritage under the Stock Purchase Agreement and (iii) from consummating any of the transactions contemplated by the Stock Purchase Agreement until all impediments to a tender offer contained therein are made inapplicable to TAI. TAI also sought a declaratory judgment that (i) TAI's shares have full voting rights and (ii) the Stock Purchase Agreement or parts of it are invalid and of no force or effect and (iii) such other relief as the court deems appropriate. The hearing on the preliminary injunction was scheduled for January 8, 1996.

         On January 3, 1996, Meritage filed a motion to dismiss TAI's lawsuit as to all claims of breach of fiduciary duty. The Issuer would later concur in this motion. On January 4, 1996, Meritage filed suit in the Circuit
Court for the County of St. Clair, State of Michigan (Case No. 96-000017 CZ, Deegan, J.), against Mr. Reynolds, Mr. Ehinger, Innkeepers and the Issuer seeking (i) a declaration that Mr. Reynolds, Innkeepers and the Issuer have repudiated the Stock Purchase Agreement and have lost all right to enforce their rights under the Stock Purchase Agreement and that Meritage is entitled to exercise its rights as a shareholder of the Issuer without regard to any limitation on such rights appearing in the Stock Purchase Agreement and (ii) the removal of Mr. Reynolds and Mr. Ehinger as directors of the Issuer (the "Meritage Suit").

         In an order issued by the court in the TAI Suit on January 10, 1996, the court (i) denied TAI's motion for a preliminary injunction, (ii) allowed Meritage to proceed to close the Stock Purchase Agreement, (iii) removed Mr. Reynolds as an officer and director of the Issuer and (iv) appointed Frank
O. Staiger as acting President and a director of the Issuer.

         On January 12, 1996, Roney delivered to the Issuer its opinion that the terms and effect of the Stock Purchase Agreement are fair from a financial point of view to the Issuer and its shareholders when compared to the existing financial position of the Issuer. After receipt of this opinion, and with the approval of the court, the Board resolved that, in lieu of the shareholders meeting contemplated by the Stock Purchase Agreement, a shareholders meeting would be held at which time the Unaligned Shareholders would (unless TAI's shares had the power to vote in such election) have the sole power to vote in the election of five of the ten directors to be elected at such meeting. The Board also resolved to waive
Section 8.1 of the Stock Purchase Agreement (which required the Board's consent for Meritage to take action as a shareholder to cause a material change to the Issuer) in order to allow Meritage to elect 5 directors immediately.

         The Issuer and Meritage also agreed to amend the Stock Pledge Agreement dated September 19, 1995, between the Issuer and Meritage (the "Stock Pledge Agreement") to obligate Meritage to use all cash dividends paid to Meritage with respect to the 1,500,000 shares of common stock covered by the Stock Pledge Agreement to pay the indebtedness evidenced by the Note. The Issuer and Meritage also agreed that Meritage would not pursue the Meritage Suit against the Issuer and Mr. Ehinger as long as the Issuer fulfilled its obligations to Meritage under the Stock Purchase Agreement.

January 25, 1996 Meeting of the Board of Directors

         On January 25, 1996, the size of the Board was expanded to ten directors and five nominees of Meritage were appointed to the Board:
Christopher B. Hewett, David S. Lundeen, Joseph L. Maggini, Robert E. Schermer, Sr., and Robert E. Schermer, Jr. The Issuer's Bylaws were amended to classify the directors into 2 classes (Class 1 being comprised of the five Meritage nominees and Class 2 being comprised of the incumbent five directors) who will serve until the 1996 annual meeting of shareholders.
The term of office of the Class 1 directors elected at the 1996 annual meeting of shareholders will expire at the 1997 annual meeting of shareholders. The term of office of the Class 1 directors elected as such at the 1997 annual meeting of shareholders and thereafter will expire at the second annual meeting of shareholders following their election. The term of office of the Class 2 directors elected as such at the 1996 annual meeting of shareholders and thereafter shall expire at the second annual meeting of shareholders following their election. The Bylaws were also amended to provide that prior to the 1998 annual meeting of shareholders, Meritage will not have the right to vote the shares of the Issuer's common stock that Meritage owns as of January 25, 1996 (the "Meritage Block") for the election or removal of the Class 2 directors unless the Issuer determines (or a court of competent jurisdiction orders) that the Issuer's common stock acquired by TAI directly or indirectly from Reynolds (the "TAI Block") has voting power, or (ii) permitted by a majority of the Class 2 directors.

         The Board also took action to appoint Mr. Schermer, Sr. as Chairman of the Board of Directors, Mr. Hewett as President and Chief Executive Officer, Mr. Schermer, Jr. as Executive Vice President and Secretary and Gerard Belisle, Jr. as Vice President and Treasurer. Mr. Hewett and Mr. Schermer, Jr. are officers and the sole shareholders of Meritage. Mr. Belisle is an officer of Meritage.

         The Board of Directors also established several committees, replaced the directors of each of the Issuer's subsidiaries and terminated the Management Agreement between Innkeepers and the Issuer and its subsidiaries.

         On January 29, 1996, Meritage's motion to dismiss the TAI suit as to all breach of fiduciary duty claims was granted and such claims were dismissed.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

         The following exhibit is filed as part of this Current Report:

         Exhibit No.              Document
         -----------              --------
         3(ii)                    Restated and Amended Bylaws of Thomas
                                  Edison Inns, Inc.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuer has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 2, 1996


THOMAS EDISON INS, INC.

/s/Christopher B. Hewett
Christopher B. Hewett
President

                                 Exhibit Index

Exhibit No.
-----------
3.2    Restated and Amended Bylaws of Thomas Edison Inns, Inc.